EXHIBIT 10.45

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

SECOND AMENDMENT TO THE

COMMERCIAL SUPPLY AGREEMENT

This Second Amendment to the Commercial Supply Agreement dated February 14, 2005 (this “Second Amendment”), is effective as of January 1, 2012 (the “Second Amendment Effective Date”) by and between Baxter Pharmaceutical Solutions LLC (“BAXTER”), a Delaware limited liability company having a place of business at 927 S. Curry Pike, Bloomington, IN 47403 and Amylin Pharmaceuticals, Inc., (“AMYLIN”) a Delaware corporation having its principal place of business at 9360 Towne Centre Drive, San Diego, California 92121.

WITNESSETH:

WHEREAS, BAXTER and AMYLIN entered into a certain Commercial Supply Agreement dated February 14, 2005 (the “Original Agreement”), as amended by that certain Amendment, dated December 8, 2008 (the “First Amendment”), pursuant to which BAXTER agreed to provide certain services to AMYLIN. The Original Agreement and the First Amendment are hereby collectively referred to herein as the “Agreement”.

WHEREAS, AMYLIN and BAXTER desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which hereby are acknowledged, AMYLIN and BAXTER agree as follows:

1.	Capitalized terms not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Agreement.

2.	The following provision shall be inserted as Section 4.2.1 to the Agreement:

In the event AMYLIN submits a Purchase Order for commercial Product and (i) no Production will have occurred for […***…] immediately preceding the date BAXTER is scheduled to commence Production pursuant to such Purchase Order, (ii) such lack of Production is solely attributable to the timing of Purchase Order placement by AMYLIN and (iii) BAXTER was fully capable of Production during such […***…], BAXTER will schedule a non cGMP demo batch prior to Producing the commercial Product pursuant to such Purchase Order and

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AMYLIN will pay to BAXTER […***…] for such demo batch. For clarity, this demo batch will consist of approximately […***…] water-filled units in the same dose configuration as the commercial Batch to be Produced.

3.	Section 4.4 of the Agreement, Annual Order Increases, shall be deleted in its entirety and replaced with the following provision:

Annual Order Increases. In any calendar year during the Term of this Agreement, in no event shall BAXTER be obligated to Produce more than […***…] Units of Product.

4.	The following provision shall be added to the end of Section 4.3:

“For greater clarity, all Product purchased with a Delivery Date in a certain calendar year, as set forth in the “Firm Purchase Order” for such Product, shall be counted toward Amylin’s Annual Obligation for that certain calendar year. For example, if a “Firm Purchase Order” states a Delivery Date of December 31 2011, the Units of such Product will count toward the 2011 Annual Obligation, regardless of Amylin’s actual release, delivery or shipment of the Product.”

5.	Section 5.2 of the Agreement shall be deleted in its entirety and replaced with the following provision:

“The Purchase Price will be [...***...] as specified in Exhibit B hereto. Notwithstanding the foregoing, in the event AMYLIN requests any changes to the Production process of a particular Presentation of Product, BAXTER may, as mutually agreed upon by the parties, (i) charge AMYLIN for the costs that are mutually agreed upon in writing by BAXTER and AMYLIN associated with making such Production process changes or (ii) adjust the Purchase Price for such Presentation of Product by revising Exhibit B hereto pursuant to an amendment to this Agreement in accordance with the terms of Article 28 hereto.”

6.	Section 5.3 of the Agreement shall be deleted in its entirety and replaced with the following provision:

“[RESERVED]”

7.	The third column (Payment Due) of the first line (Commercial Production) in the chart in Section 6.4 of the Agreement shall be deleted and replaced with the following provision:

Invoice Date + […***…] days

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8.	The third sentence in the second paragraph of Section 6.4 of the Agreement shall be deleted and replaced with the following provision:

Any payment due under this Agreement not received within the times noted above shall bear interest at the lesser of (a) the maximum rate permitted by law, or (b) […***…]% per month on the outstanding balance compounded […***…].

9.	Section 8.1 of the Agreement shall be deleted n its entirety and replaced with the following provision:

“This Agreement shall be effective on the Effective Date and shall continue through December 31, 2013 (the “Term”), unless earlier terminated in accordance with the terms of this Agreement.”

10.	The Section entitled “Purchase Price” in Exhibit B of the Agreement shall be deleted in its entirety and replaced with the following:

Purchase Price

During the Term of this Agreement, BAXTER shall charge AMYLIN the following [...***...] Purchase Price for Product pursuant to Article 5:

[…***…]/Unit

11.	The chart in Exhibit F-1 of the Agreement shall be deleted in its entirety and replaced with Exhibit F-1 attached hereto.

12.	Except as specifically amended by the terms of this Second Amendment, the provisions of the Agreement are unchanged, remain in full force and effect and are hereby ratified and confirmed except that each reference to the “Agreement” or words of like import in the Agreement shall mean and be a reference to the Agreement as amended by this Second Amendment.

13.	This Second Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

14.	This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Second Amendment Effective Date written above.

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“BAXTER”		“AMYLIN”
Baxter Pharmaceutical		Amylin Pharmaceuticals, Inc.
Solutions LLC

By	/s/ Robert Felicelli	By	/s/ Paul Marshall

Name:	Robert Felicelli	Name:	Paul Marshall

Title:	General Manager, BioPharma Solutions	Title:	SVP Operations

Exhibit F-1 – Annual Obligation

CALENDAR YEAR	ANNUAL OBLIGATION
2012	[…***…] Units
2013	[…***…] Units

***Confidential Treatment Requested